Exhibit 1.3

LANDMARK INFRASTRUCTURE PARTNERS LP

7.90% Series B Cumulative Redeemable Perpetual Preferred Units

Representing Limited Partner Interests

At-the-Market Issuance Sales Agreement

February 28, 2020

B. Riley FBR, Inc.

299 Park Avenue, 21st Floor

New York, NY 10171

Ladies and Gentlemen:

LANDMARK INFRASTRUCTURE PARTNERS LP, a Delaware limited partnership (the “Partnership”), confirms its agreement (this “Agreement”) with B. Riley FBR, Inc. (an “Agent”), with respect to the issuance and sale from time to time by the Partnership, in the manner and subject to the terms and conditions described in this Agreement, of up to the Maximum Amount (as defined below) of the Partnership’s 7.90% Series B Cumulative Redeemable Perpetual Preferred Units (the “Placement Units”) representing limited partner interests in the Partnership (the “Series B Preferred Units”).

Landmark Infrastructure Partners GP, LLC, a Delaware limited liability company (the “General Partner”), the Partnership, Landmark Infrastructure Inc. (“Landmark Infrastructure”) and Landmark Infrastructure Operating Company LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (“Operating LLC”) and the entities listed on Schedule 4 hereto, which are wholly owned subsidiaries of Operating LLC (the “Subsidiaries), are referred to collectively herein as the “Partnership Entities,” and each, individually, a “Partnership Entity.” The General Partner, the Partnership, Landmark Infrastructure and the Operating LLC are referred to collectively herein as the “Partnership Parties” and each, individually, a “Partnership Party.”

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-235352) (the “Registration Statement”) for the offer and sale of Series B Preferred Units, including the Placement Units, and other securities of the Partnership under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”). As used herein, “Registration Statement” means, at any given time, such registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Agent, including (1) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein as of such time; and (2) any information contained or incorporated by reference in a prospectus relating to the offering of the Placement Units filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement as of such time. “Basic Prospectus” means, at any given time, the prospectus dated January 30, 2020, filed as part of the Registration Statement, including the documents incorporated by reference therein as of such time; “Prospectus Supplement” means the most recent prospectus supplement relating to the offering of the Placement Units, to be filed by the Partnership with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date of its first use in connection with a public offering or sale of Placement Units pursuant hereto (or such earlier time as may be required under the Securities Act), in the form furnished by the Partnership to the Agent in connection with the offering of the Placement Units; and “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provisions of Section 7(c) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (the “Incorporated Documents”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by the requirements of the Securities Act and the rules and regulations of the Commission thereunder, as amended, to be a part of or included in the Registration Statement or the Prospectus, as the case may be.

1.    Issuance and Sale of Placement Units. The Partnership agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through or to the Agent, as sales agent and/or principal, the Placement Units; provided however, that in no event shall the Partnership issue or sell through the Agent such number or dollar amount of Placement Units that (a) would cause the Partnership or the offering of the Placement Units to fail to satisfy the eligibility and transaction requirements for use of Form S-3 (including, if applicable, Instruction I.B.6 thereof), (b) exceeds the number or dollar amount of Placement Units registered on the effective Registration Statement pursuant to which the offering is being made, or (c) exceeds the number or dollar amount of Placement Units for which the Partnership has filed a Prospectus Supplement (as defined below) (the lesser of (a), (b) and (c), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number or dollar amount of Placement Units issued and sold under this Agreement shall be the sole responsibility of the Partnership and that the Agent shall have no obligation in connection with such compliance. The issuance and sale of Placement Units through the Agent will be effected pursuant to the Registration Statement, although nothing in this Agreement shall be construed as requiring the Partnership to use the Registration Statement to issue any Placement Units.

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2.    Placements. Each time that the Partnership wishes to issue and sell Placement Units hereunder (each, a “Placement”), it will notify an Agent by email notice (or other method mutually agreed to in writing by the Partnership and Agent) of the number of Placement Units to be sold, the time period during which sales are requested to be made, any limitation on the number of Placement Units that may be sold in any one day and any minimum price below which sales may not be made, which shall not be less than $25.00 per Preferred Unit (a “Placement Notice”), the form of which is attached hereto as Schedule 1. Each Placement Notice shall originate from any of the individuals from the Partnership set forth on Schedule 3 (with a copy to each of the other individuals from the Partnership listed on such schedule), and shall be addressed to each of the individuals from the applicable Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time. Provided that the Partnership is otherwise in compliance with the terms of this Agreement, the Placement Notice shall be effective immediately upon receipt by the applicable Agent unless and until (i) such Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Units thereunder has been sold, (iii) the Partnership suspends or terminates the Placement Notice, (iv) the Partnership issues a subsequent Placement Notice to the same Agent with parameters superseding those on the Placement Notice to such Agent dated earlier or (v) this Agreement has been terminated under the provisions of Section 13. The amount of any discount, commission or other compensation to be paid by the Partnership to the Agent in connection with the sale of the Placement Units shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Partnership nor any Agent will have any obligation whatsoever with respect to a Placement or any Placement Units unless and until the Partnership delivers a Placement Notice to an Agent and such Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of Section 2, 3 and 4 of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control. For the avoidance of doubt, the Partnership may not submit instructions to sell Placement Units to more than one Agent on any single trading day.

3.    Sale of Placement Units by Agent.

a.    Subject to the terms and conditions of this Agreement, for the period specified in a Placement Notice, the applicable Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NASDAQ Global Market (the “Exchange”), to sell the Placement Units up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The applicable Agent will provide written confirmation to the Partnership no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Units hereunder setting forth the number of Placement Units sold on such day, the compensation payable by the Partnership to such Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Partnership, with an itemization of the deductions made by such Agent (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of a Placement Notice, an Agent may sell Placement Units by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, including ordinary brokers’ transactions through the facilities of the Exchange at market prices, to or through a market maker, or directly on or through an electronic communication network, a “dark pool” or any similar market venue, at market prices, in block transactions or as otherwise agreed between the Partnership and the Agent. Subject to the terms of a Placement Notice, an Agent may also sell Placement Units by any other method permitted by law, including but not limited to negotiated transactions. “Trading Day” means any day on which Series B Preferred Units are purchased and sold on the Exchange.

b.    During the term of this Agreement, none of the Agent nor any of its respective Affiliates or subsidiaries shall engage in (i) any short sale of any security of the Partnership or (ii) any sale of any security of the Partnership that such Agent does not own or any sale that is consummated by the delivery of a security of the Partnership borrowed by, or for the account of, such Agent. None of the Agent nor any of its respective Affiliates or subsidiaries shall engage in any proprietary trading or trading for such Agent’s (or its Affiliates’ or subsidiaries’) own account.

4.    Suspension of Sales. The Partnership or the applicable Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Units; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Units sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time.

5.    Sale and Delivery to Agent; Settlement.

a.    Sale of Placement Units. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the applicable Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Units described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the applicable Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Units up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Partnership acknowledges and agrees that (i) there can be no assurance that any Agent will be successful in selling Placement Units, (ii) no Agent will incur any liability or obligation to the Partnership or any other person or entity if it does not sell Placement Units for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Units as required under this Agreement and (iii) the Agent may, but has no obligations to, purchase Placement Units on a principal basis pursuant to this Agreement based on terms agreed by the Agent and the Partnership.

b.    Settlement of Placement Units. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Units will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Partnership on a Settlement Date against receipt of the Placement Units sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the applicable Agent, after deduction for (i) such Agent’s commission, discount or other compensation for such sales payable by the Partnership pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

c.    Delivery of Placement Units. On or before each Settlement Date, the Partnership will, or will cause its transfer agent to, electronically transfer the Placement Units being sold by crediting the applicable Agent’s or its designee’s account (provided that such Agent shall have given the Partnership written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable units, in good deliverable form. On each Settlement Date, the applicable Agent will deliver the related Net Proceeds in same day funds to an account designated by the Partnership on, or prior to, the Settlement Date. The Partnership agrees that if the Partnership, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Units on a Settlement Date, then in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereto, it will (i) hold the applicable Agent harmless against any loss, claim, damage, or reasonable, documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Partnership or its transfer agent (if applicable) and (ii) pay to such Agent (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

d.    Limitations on Offering Size. Under no circumstances shall the Partnership cause or request the offer or sale of any Placement Units if, after giving effect to the sale of such Placement Units, the aggregate number of Placement Units sold pursuant to this Agreement would exceed the lesser of (i) together with all sales of Placement Units under this Agreement, the Maximum Amount, (ii) the amount available for offer and sale under the currently effective Registration Statement or (iii) the amount authorized from time to time to be issued and sold under this Agreement by the General Partner’s board of directors, or a duly authorized committee thereof, and notified to the Agent in writing. Under no circumstances shall the Partnership cause or request the offer or sale of any Placement Units pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the General Partner’s board of directors or a duly authorized committee thereof, and notified to the Agent in writing, nor lower than the liquidation preference of the Series B Preferred Units, which is an amount equal to $25.00 per Preferred Unit. Further, under no circumstances shall the Partnership cause or permit the aggregate offering amount of Placement Units sold pursuant to this Agreement to exceed the Maximum Amount.

6.    Representations and Warranties of the Partnership Parties. Each of the Partnership Parties, jointly and severally, represent and warrant to the Agent as of the date hereof, as of each Applicable Time and as of each Representation Date (as defined below), unless such representation, warranty or agreement specifies a different date or time, and agree with each Agent, as follows:

a.    The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus is in effect, and, no proceedings for such purpose are pending before or, to the knowledge of any Partnership Party, threatened by the Commission.

b.    The Basic Prospectus filed as part of the Registration Statement or pursuant to Rule 424 under the Securities Act, when so filed, complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder (including, without limitation, Rule 424 or 430B under the Securities Act).

c.    (i) The Registration Statement, when it became effective and at the time of execution of this Agreement, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the rules and regulations thereunder; (iii) the Prospectus furnished to the Agent for delivery to prospective investors complied and will comply in all material respects with the applicable requirements of the Securities Act (including without limitation the requirements of Section 10 of the Securities Act); and (iv) the Prospectus as of the date hereof did not, and the Prospectus, as then amended or supplemented, if applicable, at each Applicable Time and Representation Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

d.    Each Permitted Free Writing Prospectus has been prepared, used or referred to in compliance, in all material respects, with Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by any Agent, of any Permitted Free Writing Prospectus will satisfy the provisions of Rules 164 and Rule 433 under the Securities Act; the conditions set forth in Rule 433(b)(2) under the Securities Act are satisfied, and the Registration Statement relating to the Placements, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 430 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; neither the Partnership nor the Agent are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Placement Units, free writing prospectuses pursuant to Rules 164 and 433 under the Securities Act; and each Permitted Free Writing Prospectus that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Partnership complies or will comply in all material respects with the requirements of the Securities Act.

e.    The Partnership meets the requirements to incorporate documents by reference in the Registration Statement. The documents incorporated by reference or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The documents incorporated or deemed incorporated by reference in the Registration Statement and the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

f.    The Partnership was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the Placements contemplated by the Registration Statement.

g.    From the time of the initial filing of the Registration Statement with the Commission through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act.

h.    The Series B Preferred Units are duly listed, and admitted and authorized for trading, on the NASDAQ Global Market (the “NASDAQ”).

i.    To the knowledge of each Partnership Party, there are no “affiliations” or “associations” (as such terms are used in FINRA Rule 5110) between (i) any member of the Financial Industry Regulatory Authority (“FINRA”) and (ii) (A) the General Partner, (B) the Partnership, (C) any of the General Partner’s officers or directors, (D) any beneficial holder of 5% or more of any class of securities of the Partnership, or (E) any beneficial owner of the Partnership’s or any of the Subsidiaries’ unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date on which the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto) and the Prospectus.

j.    Each of the Partnership Entities has been duly formed, incorporated or organized and is validly existing as a limited partnership, corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its formation or organization. Each of the Partnership Entities has the full limited partnership, corporate or limited liability company, as applicable, power and authority to own its property and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not (i) have a material adverse effect on the assets, business, condition (financial or otherwise), management, results of operations, earnings or prospects of the Partnership Entities, taken as a whole (any such effect or result, a “Material Adverse Effect”), (ii) prevent or materially interfere with consummation by any of the Partnership Entities of the transactions contemplated by this Agreement, or (iii) subject the limited partners of the Partnership to any material liability or disability.

k.    Landmark Dividend LLC, a Delaware limited liability company (“Landmark”), owns, and at each Applicable Time and Representation Date will own, 100% of the issued and outstanding limited liability company interests in the General Partner. Such limited liability company interests have been duly authorized and validly issued in accordance with the Second Amended and Restated Limited Liability Company Agreement of the General Partner (the “GP LLC Agreement”) and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and Landmark owns, and at each Applicable Time and Representation Date will own, such limited liability company interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) other than Liens arising under or in connection with the Amended and Restated Credit Agreement, dated as of December 22, 2016, among Landmark, Regions Bank and the other parties thereto (as amended, the “Landmark Credit Facility”).

l.    Landmark and affiliates own, and at each Applicable Time and Representation Date, if any, will own 3,415,405 Common Units. Such Common Units have been duly authorized and validly issued in accordance with the Partnership Agreement of the Partnership and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303(a), 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and Landmark owns, and, at each Applicable Time and Representation Date, if any, will own such Common Units free and clear of all Liens, other than Liens arising under or in connection with the Landmark Credit Facility.

m.    The Partnership owns, and at each Applicable Time and Representation Date, if any, will own 100 shares of common stock and 500 shares of preferred stock (collectively, “Shares”) of Landmark Infrastructure. Such Shares have been duly authorized and validly issued, fully paid and nonassessable; and the Partnership owns, and at each Applicable Time and Representation Date, if any, will own, such Shares free and clear of all Liens, other than Liens arising under or in connection with the Landmark Credit Facility.

n.    As of February 28, 2020, Landmark Infrastructure has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code, and the current and proposed method of operation of Landmark Infrastructure described in the Registration Statement and the Prospectus will enable Landmark Infrastructure to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); Landmark Infrastructure intends to continue to qualify as a REIT for all subsequent years, and Landmark Infrastructure does not know of any event that could reasonably be expected to cause Landmark Infrastructure to fail to qualify as a REIT at any time.

o.    The General Partner is, and at each Applicable Time and Representation Date, if any, will be the sole general partner of the Partnership; and the General Partner owns, and at each Applicable Time and Representation Date will own, (i) the non-economic general partner interest in the Partnership (the “GP Interest”) and (ii) all of the equity interests classified as incentive distribution rights (“IDRs”) under the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”); the GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement; the IDRs have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement); and the General Partner owns, and at each Applicable Time and Representation Date will own, the GP Interest and the IDRs, in each case, free and clear of all Liens.

p.    Landmark Infrastructure owns, and at each Applicable Time and Representation Date, if any, will own 100% of the issued and outstanding limited liability company interests in Operating LLC (the “Operating LLC Interests”), 100% of the issued and outstanding limited liability company interests in Landmark Infrastructure REIT LLC (the “Baby REIT LLC Interests”), 100% of the issued and outstanding limited liability company interests in GWR Partners GP LLC (the “GWR Partners GP Interest”) and 100% of the issued and outstanding limited liability company interests in GWR Partners LP LLC (the “GWR Partners LP Interest” and together with the Baby REIT LLC Interests, the GWR Partners GP Interest and the Operating LLC Interests, the “Landmark Infrastructure Subsidiary Interests”); the Landmark Infrastructure Subsidiary Interests have been duly authorized and are validly issued in accordance with the respective limited liability company agreements and are fully paid (to the extent required by the applicable limited liability company agreements) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Landmark Infrastructure owns, and at each Applicable Time and Representation Date, if any, will own the Landmark Infrastructure Subsidiary Interests free and clear of all Liens, other than Liens arising under or in connection with that certain Second Amended and Restated Credit Agreement, dated as of July 31, 2017, among the Partnership, Landmark Infrastructure, Landmark Infrastructure Asset OpCo II LLC, Operating LLC and the other parties thereto (as amended, the “Credit Agreement”).

q.    Operating LLC owns, and at each Applicable Time and Representation Date, if any, will own, 100% of the issued and outstanding limited liability company interests in each of the Subsidiaries; such limited liability company interests have been duly authorized and validly issued in accordance with the applicable amended and restated limited liability company agreement of such Subsidiary (each, an “Operating LLC Subsidiary LLC Agreement”), and have been fully paid (to the extent required by the applicable Operating LLC Subsidiary LLC Agreement) and other than Landmark Acquisitions ULC and Landmark Canada Holding Company Ltd., non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act or Section 101.206 of the Texas Business Organizations Code); and, Operating LLC owns, and, at each Applicable Time and Representation Date, if any, will own, such limited liability company interests free and clear of all Liens, other than Liens arising under or in connection with (i) the Credit Agreement, (ii) the Indenture (the “2017 Indenture”), dated as of November 30, 2017, by and among LMRK Issuer Co. 2 LLC (the “2017 Issuer”), LMRK Propco LLC and LD Tall Wall III LLC (collectively, the “2017 Obligors”) and Wilmington Trust, National Association, as indenture trustee (the “2017 Indenture Trustee”), as supplemented by that certain Indenture Supplement, dated as of November 30, 2017, by and among the 2017 Obligors and the 2017 Indenture Trustee, (iii) the Guarantee and Security Agreement, dated as of November 30, 2017, between the 2017 Issuer and the 2017 Indenture Trustee and (iv) the Note Purchase and Participation Agreement, dated as of January 15, 2020, by and among LMRK Issuer Co. LLC, 2019-1 TRS LLC, LD Acquisition Company 8 LLC, LD Acquisition Company 9 LLC, LD Acquisition Company 10, LD Tall Wall II LLC (collectively, the “2020 Obligors”) and the purchasers party thereto, as supplemented by that certain Series A Supplement, dated as of January 15, 2020, by and among Wilmington Trust, National Association, as indenture trustee, the 2020 Obligors and the purchasers party thereto.

r.    Landmark Infrastructure REIT LLC, a Delaware limited liability company (the “Baby REIT”), owns, and at each Applicable Time and Representation Date, if any, will own, 100% of the issued and outstanding limited liability company interests in each of the Baby REIT Subsidiaries identified on Schedule 5 hereto; such limited liability company interests have been duly authorized and validly issued in accordance with the applicable amended and restated limited liability company agreement of such subsidiary (each, a “Baby REIT Subsidiary LLC Agreement”), and have been fully paid (to the extent required by the applicable Baby REIT Subsidiary LLC Agreement); and, the Baby REIT owns, and at each Applicable Time and Representation Date, if any, will own, such limited liability company interests free and clear of all Liens, other than Liens arising under or in connection with the Credit Agreement.

s.    GWR Partners GP LLC, a Delaware limited liability company (“GWR GP”), and GWR Partners LP LLC, a Delaware limited liability company (“GWR LP”), together, own, and at each Applicable Time and Representation Date, if any, will own, 100% of the equity interests in each of the GWR GP and GWR LP Subsidiaries identified on Schedule 6 hereto, except in the case of Great West Road Partners LP, a minority interest of which is held by a third party, and its subsidiaries; such equity interests have been duly authorized and validly issued in accordance with the applicable charter, bylaws, limited liability company agreement or other organizational documents of such subsidiary (each, a “GWR Partners Subsidiary Organizational Document”), and have been fully paid (to the extent required by the applicable GWR Partners Subsidiary Organizational Document); and, GWR GP and GWR LP own, and at each Applicable Time and Representation Date, if any, will own, such equity interests free and clear of all Liens, other than Liens arising under or in connection with the Credit Agreement.

t.    As of the date of this Agreement, (i) the issued and outstanding partnership interests of the Partnership consist of (A) 25,470,232 Common Units (the “Existing Common Units”), (B) 1,745,328 Series A Preferred Units, (C) 2,628,932 Series B Preferred Units, (D) 1,988,700 Series C Preferred Units (collectively with the Existing Common Units, the Series A Preferred Units, the Series B Preferred Units, the “Existing Units”), (E) the GP Interest and (F) the IDRs; and (ii) the Existing Units and the IDRs are the only limited partner interests of the Partnership issued and outstanding. All of the Existing Units and the limited partner interests represented thereby have been duly authorized, validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and are nonassessable (except as such nonassessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act).

u.    The Placement Units to be sold by the Partnership pursuant to this Agreement have been duly authorized for issuance and sale and, when issued and delivered by the Partnership in accordance with the terms of this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act).

v.    The Placement Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. Each of the Existing Common Units, the Sub Units, the Existing Series A Preferred Units, the Existing Series B Preferred Units, the GP Interest and the IDRs conform in all material respects to the description thereof contained in the Registration Statement.

w.    Except (i) as described or incorporated by reference in the Registration Statement and the Prospectus and (ii) for such rights that have been waived by the holders thereof, there are no (A) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any Partnership Entity or (B) outstanding options or warrants to purchase any securities of any Partnership Entity. Except as set forth in the Partnership Agreement, none of (x) the filing of the Registration Statement, and (y) the offering or sale of the Placement Units as contemplated by this Agreement, gives rise to any rights for or relating to the registration of any Series B Preferred Units or other securities of any Partnership Entity.

x.    Each Partnership Party has the full partnership or limited liability company, power and authority, as the case may be, necessary (i) to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken, (ii) in the case of the Partnership, to issue, sell and deliver the Placement Units upon the terms and conditions set forth in this Agreement, and (iii) in the case of the General Partner, to act as the general partner of the Partnership.

y.    (i) The General Partner does not own, and at each Applicable Time and Representation Date will not directly own an equity interest in, or long-term debt securities of, any corporation, partnership, limited liability company, joint venture, association or other entity, other than the IDRs and the GP Interest in the Partnership; (ii) neither the Partnership nor Operating LLC owns, and at each Applicable Time and Representation Date neither the Partnership nor Operating LLC will own, directly or indirectly, an equity interest in, or long-term debt securities of, any corporation, partnership, limited liability company, joint venture, association or other entity, other than (A) the Partnership’s interest in Operating LLC, (B) Operating LLC’s interest in the Subsidiaries and (C) the Partnership’s interest in Landmark Infrastructure Finance Corp.; and (iii) the Subsidiaries do not own, and at each Applicable Time and Representation Date will not own, directly or indirectly, an equity interest in, or long-term debt securities of, any corporation, partnership, limited liability company, joint venture, association or other entity, other than such Subsidiary’s interest in another Subsidiary.

z.    This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

aa.    None of (i) the execution, delivery and performance of this Agreement by any Partnership Party; (ii) the offering, issuance and sale of the Placement Units as described in the Registration Statement and the Prospectus; or (iii) the application of the proceeds as described under the caption “Use of Proceeds” in the Prospectus, (A) conflicted, conflicts or will conflict with or constitutes or will constitute a violation of any formation, governing or other organizational documents (“Organizational Documents”) of any Partnership Entity,

(B) conflicted, conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) or a Debt Repayment Triggering Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any Partnership Entity is a party or by which any of them or any of their respective properties may be bound, (C) violated, violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body directed to any Partnership Entity or any of their properties in a proceeding to which any of them or their property is a party or is bound or (D) resulted, results or will result in the creation or imposition of any Lien upon any property or assets of any Partnership Entity, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (A), (B), (C) or (D), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially interfere with the consummation by any of the Partnership Entities of the transactions contemplated by this Agreement. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of material indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption of repayment of all or a portion of such indebtedness by any of the Partnership Entities.

bb.    None of the Partnership Entities (i) is in violation of its Organizational Documents, (ii) is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or any of its properties or (iii) is in breach, default (nor has an event occurred that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clauses (i), (ii) or (iii), would, if continued, not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially interfere with consummation by any of the Partnership Entities of the transactions contemplated by this Agreement.

cc.    No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ) having jurisdiction over any of the Partnership Entities or any of their respective properties, or approval of the Partnership’s equityholders, is required in connection with the (i) the execution, delivery and performance of this Agreement by any Partnership Party; (ii) the offering, issuance and sale of the Placement Units as described in the Registration Statement and the Prospectus; or (iii) the application of the proceeds as described under the caption “Use of Proceeds” in the Prospectus, other than (A) registration of the Placement Units under the Securities Act, which has been effected, (B) any necessary qualification under the securities or “blue sky” laws of the various jurisdictions in which the Placement Units are being offered, (C) under the FINRA Rules or (D) the approval of the General Partner, which has been secured.

dd.    The Organizational Documents of each of the Partnership Entities have been duly authorized and validly executed and delivered by the parties thereto and are valid and legally binding agreements of such party, enforceable against such party in accordance with their respective terms; provided, that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws, including laws relating to fiduciary duties and indemnification and implied duties of good faith and fair dealing, and public policy.

ee.    There are no actions, suits, claims, investigations, inquiries or proceedings (collectively, “Actions”) pending or, to the knowledge of any Partnership Party, threatened or contemplated to which any Partnership Entity or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ), other than such Actions that are described in the Registration Statement and the Prospectus or such Actions that, if resolved adversely to such Partnership Entity would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially interfere with consummation by any of the Partnership Entities of the transactions contemplated by this Agreement.

ff.    None of the Partnership Entities are, and, after giving effect to the issuance and sale of the Placement Units and the application of the proceeds thereof as described in the Prospectus, none of them will be, required to register as an “investment company” or be deemed to be a company “controlled by” an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

gg.    The Partnership’s securities are not rated by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act.

hh.    Ernst & Young LLP, who has certified certain financial statements (including the supporting schedules) and the related notes thereto included or incorporated by reference in the Registration Statement and Prospectus is and was during the periods covered by such financial statements an independent registered public accounting firm with respect to the Partnership and the Partnership’s “Predecessor” (as defined in the Registration Statement) within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act and the Exchange Act.

ii.    The historical audited and unaudited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly in all material respects the financial position, results of operations, cash flows and changes in equity of the entities purported to be shown thereby as of the dates and for the periods specified thereby and have been prepared in compliance with the requirements of the Securities Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved; the other financial data contained in the Registration Statement and the Prospectus are

fairly presented and prepared on a basis consistent with the financial statements and books and records of the Partnership and the Partnership’s Predecessor to which such data relate; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not included or incorporated by reference as required; and all disclosures contained in the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement or the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

jj.    All statistical or market-related data included or incorporated by reference in the Registration Statement or the Prospectus are based on or derived from sources that the Partnership Parties reasonably believe to be reliable and accurate in all material respects, and the Partnership has obtained written consent to the use of all such data, to the extent required. Each “forward-looking statement” (within the coverage of Rule 175(b) of the Securities Act) contained or incorporated by reference in the Registration Statement and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

kk.    Except as disclosed or incorporated by reference in the Registration Statement or the Prospectus, the Partnership Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, such failure to receive required permits, licenses or other approvals or such failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) known to be arising from a Partnership Entity’s operations which would have or be reasonably expected to have a Material Adverse Effect.

ll.    Except as disclosed or incorporated by reference in the Registration Statement or the Prospectus, or as set forth in the Partnership Agreement, there are no contracts, agreements or understandings between any Partnership Entity and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership or to require the Partnership to include such securities in the offering contemplated by this Agreement or in any other registration statement filed by any of the Partnership Entities under the Securities Act.

mm.    There are no contracts or documents that are required to be described or incorporated by reference in the Registration Statement or the Prospectus or to be filed as exhibits thereto that have not been so described and filed as required.

nn.    Except as disclosed or incorporated by reference in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between any Partnership Entity and any person that would give rise to a valid claim against any Partnership Entity or any Agent for a brokerage commission, finder’s fee or other like payment in connection with the Placements.

oo.    Subsequent to the respective dates as of which information is given in each of the Registration Statement and the Prospectus, (i) there has not occurred any material adverse change or any development that would reasonably be expected to result in a material adverse change in the assets, business, condition (financial or otherwise), management, results of operations, earnings or prospects of the Partnership Entities, taken as a whole; (ii) no Partnership Entity has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iii) no Partnership Entity has sustained any material loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; (iv) no Partnership Entity has purchased any of its outstanding equity interests, nor declared, paid or otherwise made any distribution of any kind on its equity interests (other than the publicly announced quarterly cash distribution on the Common Units, Sub Units, Preferred Units and IDRs); and (v) there has not been any material change in the equity interests, short-term debt or long-term debt of any Partnership Entity; except in each such case as described, incorporated by reference or contemplated in the Registration Statement or the Prospectus.

pp.    Each Partnership Entity has good and marketable title to all personal property owned by them, in each case free and clear of all Liens, except as (i) described or incorporated by reference in the Registration Statement and the Prospectus, including pursuant to the Credit Agreement, the Indenture and the Security Agreement (ii) individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (iii) do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by such Partnership Entity.

qq.    (i) Each Partnership Entity has valid and enforceable leasehold interests, valid and enforceable easements or good and marketable fee simple title, as applicable, to all real property interests held (the “Properties”), in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions, defects or encumbrances of any kind except (A) as described or incorporated by reference in the Registration Statement and the Prospectus, including pursuant to the Credit Agreement, the Indenture and the Security Agreement (B) as set forth in a title policy issued to such Partnership Entity or (C) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) each of the Properties complies with all applicable codes, ordinances, laws, and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) no Partnership Entity has any notice of any material claim with respect to its Properties that has been asserted by anyone adverse to the rights of any Partnership Entity with respect to its Properties; (iv) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there have been no terminations or written notices of intent to terminate any Partnership Entity’s interest in any Properties; and (v) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant or subtenant under any of the terms and provisions of the easements, leases and subleases of space at the Properties.

rr.    Each Partnership Entity owns or possesses adequate rights to use or receive the benefits of all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described or incorporated by reference in the Registration Statement and the Prospectus as being owned or licensed by it or that is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), and each Partnership Entity is unaware of any claim to the contrary or any challenge by any other person to the rights of any Partnership Entity with respect to the Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of any of the Partnership Entities, except as would not reasonably be expected to have a Material Adverse Effect. No Partnership Entity has received notice of a claim by a third party that it has infringed or is infringing the intellectual property of such third party.

ss.    No material labor dispute exists with the employees of any of the Partnership Entities or the employees that perform services on behalf of any of the Partnership Entities, except as described or incorporated by reference in the Registration Statement and the Prospectus, or, to the knowledge of any Partnership Party, is imminent; and no Partnership Entity is aware of any existing, threatened or imminent labor disturbance by the employees of any of their respective principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

tt.    The Partnership Entities are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Partnership Entities would have any liability; neither the Partnership nor the General Partner has incurred nor does either expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from any “pension plan” or (ii) Sections 412 or 4971 of the Code; and each “pension plan” for which the Partnership Entities would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

uu.    The Partnership Entities are insured against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and no Partnership Entity has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

vv.    Each of the Partnership Entities possesses all permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Governmental Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described or incorporated by reference in the Registration Statement and the Prospectus, except for any Governmental Permits that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Partnership Entities are in compliance with the terms and conditions of all such Governmental Permits, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Governmental Permits are valid and in full force and effect, except where the invalidity of such Governmental Permits or the failure of such Governmental Permits to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Partnership Parties, none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

ww.    No Partnership Entity is subject to any direct or indirect prohibition on paying or making any distributions on such entity’s equity securities to any other Partnership Entity, on repaying any loans or advances to any other Partnership Entity or on transferring any of such entity’s property or assets to any Partnership Entity, except as prohibited under applicable law, as described or incorporated by reference in the Registration Statement and the Prospectus or otherwise set forth in the Credit Agreement, the Indenture and the Security Agreement.

xx.    There is and has been no failure on the part of the Partnership or any of the General Partner’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder, in each case that are effective and applicable to the Partnership, including Section 402 related to loans and Sections 302 and 906 related to certifications.

yy.    The Partnership Entities maintain a system of “internal control over financial reporting” (as such term is defined in Rule 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement or the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement and the Prospectus, (A) as of the date of the Partnership’s most recent balance sheet audited by Ernst & Young LLP included or incorporated by reference in the Registration Statement and the Prospectus, there has been (1) no material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Partnership’s internal control over financial reporting (whether or not remediated), and (2) to the knowledge of the Partnership Parties, no fraud, whether or not material, involving management or other employees who have a role in the Partnership’s internal control over financial reporting and (B) since the date of Partnership’s most recent balance sheet audited by Ernst & Young LLP included or incorporated by reference in the Registration Statement and the Prospectus, there has been no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

zz.    The Partnership maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, and required to be disclosed by the Partnership in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is made known to the General Partner’s principal executive officer and principal financial officer by others within those entities, to allow timely decisions regarding disclosure thereof; and such disclosure controls and procedures are effective in all material respects in performing the functions for which they were established.

aaa.    No Partnership Entity has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements (i) referred to or described or incorporated by reference in the Registration Statement or the Prospectus, except as would not reasonably be expected to have a Material Adverse Effect, or (ii) filed as an exhibit to the Registration Statement; and no such termination or non-renewal has been threatened by a Partnership Entity or, to the knowledge of any Partnership Party, any other party to any such contract or agreement, except in such cases that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

bbb.    Except as disclosed or incorporated by reference in the Registration Statement and the Prospectus, no Partnership Entity has a material lending or other relationship with any Agent (or an affiliate thereof) and does not intend to use any of the proceeds from the sale of the Placement Units to repay any outstanding debt to any Agent (or an affiliate thereof).

ccc.    All tax returns required to be filed by the Partnership Entities have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due from such entities have been timely paid, other than those either (i) being contested in good faith and for which adequate reserves have been provided or (ii) which, if not paid, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

ddd.    None of the Partnership Entities, or, to the knowledge of any Partnership Party, any director, officer, agent, employee or affiliate or person acting on behalf of any Partnership Entity, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. Each Partnership Entity and, to the knowledge of each of the Partnership Entities, such Partnership Entity’s respective affiliates, have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

eee.    The operations of each Partnership Entity are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (commonly known as the USA PATRIOT Act), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Entity or with respect to the Money Laundering Laws is pending or, to the best knowledge of any Partnership Party, threatened.

fff.    None of the Partnership Entities or, to the knowledge of any Partnership Party, any director, officer, agent, employee, affiliate or person acting on behalf of any Partnership Entity, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”) or located, organized or resident in a country or territory that is the subject of Sanctions (including without limitation, Burma/Myanmar, Cuba, Crimea, Iran, Libya, North Korea, Sudan and Syria); and the Partnership Entities will not directly or indirectly use the proceeds of this Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of funding, financing or facilitating the activities of any person or in any country or territory that at such time is the subject of Sanctions or in any other matter that will result in a violation of Sanctions by any person.

ggg.    The Partnership has not sold or issued any securities that would be integrated with the offer of the Placement Units contemplated by this Agreement pursuant to the Securities Act or the interpretations thereof by the Commission.

hhh.    Other than Subsidiaries that are direct or indirect subsidiaries of Landmark Infrastructure, none of the Subsidiaries has filed an election, and it is not intended that any such Subsidiaries will file an election to be treated as a corporation for U.S. Federal income tax purposes.

iii.    None of the Partnership Entities or any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Placement Units.

7.    Covenants of the Partnership. The Partnership covenants and agrees with each Agent that:

a.    Registration Statement Amendments. After the date of this Agreement and during any period in which a prospectus relating to any Placement Units is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”) (i) the Partnership will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to the Placement or for additional information related to the Placement, (ii) the Partnership will prepare and file with the Commission, promptly upon an Agent’s written request, any amendments or supplements to the Registration Statement or Prospectus that, in such Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Units by such Agent (provided, however, that the failure of an Agent to make such request shall not relieve the Partnership Parties of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Partnership Parties in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Partnership will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Units unless a copy thereof has been submitted to the Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto (provided, however, that (A) the failure of the Agent to make such objection shall not relieve the Partnership Parties of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Partnership Parties in this Agreement and (B) the Partnership has no obligation to provide the Agent any advance copy of such filing or to provide the Agent an opportunity to object to such filing if the filing does not name the Agent or does not relate to the transactions described herein; and provided, further, that the only remedy the Agent shall have with respect to the failure by the Partnership to provide the Agent with such copy shall be to cease making sales under this Agreement) and the Partnership will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Partnership will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Partnership’s reasonable opinion or reasonable objections, shall be made exclusively by the Partnership).

b.    Notice of Commission Stop Orders. The Partnership will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Partnership will advise the Agent promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplement to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Units or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

c.    Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Partnership will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and will file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Partnership has omitted any information from the Registration Statement pursuant to Rule 430B under the Securities Act, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and to notify the Agent promptly of all such filings. If during the Prospectus Delivery Period any event occurs as a result of which it is necessary, in the opinion of counsel for the Agent or for the Partnership, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such Prospectus Delivery Period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Partnership will promptly notify the Agent to suspend the offering of Placement Units during such period and the Partnership will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Partnership) so as to correct such statement or omission or effect such compliance; provided, however, that the Partnership may delay the filing of any amendment or supplement, if in the judgment of the Partnership, it is in the best interest of the Partnership.

d.    Listing of Placement Units. During the Prospectus Delivery Period, the Partnership will use its commercially reasonable efforts to cause the Placement Units to be listed on the Exchange and to qualify the Placement Units for sale under the securities laws of such jurisdictions in the United States as the Agent reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Placement Units; provided, however, that the Partnership shall not be required in connection therewith to qualify as a foreign partnership or dealer in securities or file a general consent to service of process in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

e.    Delivery of Registration Statement and Prospectus. The Partnership will furnish to the Agent and its counsel (at the reasonable expense of the Partnership) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agent may from time to time reasonably request and, at the Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Units may be made; provided, however, that the Partnership shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR.

f.    Earnings Statement. The Partnership will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Partnership’s current fiscal quarter, an earnings statement that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

g.    Use of Proceeds. The Partnership will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

h.    Notice of Other Sales. Without the prior written consent of the Agent, the Partnership will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Series B Preferred Units (other than the Placement Units offered pursuant to this Agreement) or securities convertible into or exchangeable for Series B Preferred Units, warrants or any rights to purchase or acquire, Series B Preferred Units during the period beginning on the date on which any Placement Notice is delivered to an Agent hereunder and ending on the third (3rd) Trading Day immediately following the final Settlement Date with respect to Placement Units sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Units covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at-the-market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Series B Preferred Units (other than the Placement Units offered pursuant to this Agreement) or securities convertible into or exchangeable for Series B Preferred Units, warrants or any rights to purchase or acquire, Series B Preferred Units prior to the termination of this Agreement; provided, however, that such restrictions will not be required in connection with the Partnership’s issuance or sale of Series B Preferred Units, or securities convertible into or exercisable for Series B Preferred Units, offered and sold in a privately negotiated transaction to vendors, customers, landlords, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of Series B Preferred Units hereby. In the event that notice of a proposed sale is provided by the Partnership to this Section 7(h), the Agent may (and shall if requested by the Partnership) suspend activity under this Agreement for such period of time as may be requested by the Partnership or as may be deemed appropriate by the Agent.

i.    Change of Circumstances. The Partnership will, at any time during the pendency of a Placement Notice advise the Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agent pursuant to this Agreement.

j.    Due Diligence Cooperation. During the term of this Agreement, the Partnership will cooperate with any reasonable due diligence review conducted by the Agent or their representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Partnership’s principal offices, as the Agent may reasonably request.

k.    Disclosure of Sales. The Partnership will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the aggregate number of Placement Units sold through the Agent pursuant to this Agreement, the Net Proceeds received by the Partnership with respect to all such sales pursuant to this Agreement, and the aggregate compensation payable by the Partnership to each Agent with respect to all such sales pursuant to this Agreement.

l.    Representation Dates; Certificate. Each time during the term of this Agreement that the Partnership:

i.    amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Units) the Registration Statement or the Prospectus relating to the Placement Units by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Units;

ii.    files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K);

iii.    files its quarterly reports on Form 10-Q under the Exchange Act; or

iv.    files a current report on Form 8-K containing amended financial statements (other than information “furnished” pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act;

(Each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”)

the Partnership shall furnish the Agent (but in the case of clause (iv) above only if the Agent determine that the information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit 7(1) within five (5) Trading Days. The requirement to provide a certificate under this Section 7(1) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Partnership delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date on which the Partnership files its annual report on Form 10-K. Notwithstanding the foregoing, (i) upon the delivery of the first Placement Notice hereunder and (ii) if the Partnership subsequently decides to sell Placement Units following a Representation Date when the Partnership relied on such waiver and did not provide the Agent with a certificate under this Section 7(1), then before an Agent sells any Placement Units, the Partnership shall provide the Agent with a certificate, in the form attached hereto as Exhibit 7(1), dated the date of the Placement Notice.

m.    Legal Opinions. On or prior to the date of the first Placement Notice given hereunder, the Partnership shall cause to be furnished to the Agent written opinions of Latham & Watkins LLP (“Partnership Counsel”) and a negative assurance letter of Latham & Watkins LLP, or other counsel reasonably satisfactory to the Agent, in the form attached hereto as Exhibit 7(m)(i). On or prior to the date of the first Placement Notice given hereunder, the Partnership shall cause to be furnished to the Agent written opinions of Morris, Nichols, Arsht & Tunnell LLP, or other counsel reasonably satisfactory to the Agent, in the form attached hereto as Exhibit 7(m)(ii). Thereafter, within five (5) Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, and not more than once per calendar quarter, the Partnership shall cause to be furnished to the Agent a written letter of Latham & Watkins LLP providing negative assurance with respect to matters disclosed in the Prospectus as of the Applicable Time; provided, however, that in lieu of such negative assurance for subsequent periodic filings under the Exchange Act, Partnership Counsel may furnish the Agent with a letter (a “Reliance Letter”) to the effect that the Agent may rely on the negative assurance letter previously delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).

n.    Comfort Letter. On or prior to the date of the first Placement Notice given hereunder and within five (5) Trading Days after each subsequent Representation Date, other than pursuant to Section 7(l)(i), Section 7(l)(iii) or Section 7(l)(iv), and not more than once per calendar year, the Partnership shall cause its independent accountants to furnish the Agent a letter (the “Comfort Letter”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n); provided, that if requested by all of the Agent, the Partnership may, at its sole discretion, cause a Comfort Letter to be furnished to the Agent within ten (10) Trading Days of such request following the date of (i) the filing of any pro forma financial statements of the Partnership in connection with a material acquisition, or (ii) the occurrence of any recast or restatement of the Partnership’s financial statements. For the avoidance of doubt, if the Partnership does not cause a Comfort Letter to be furnished to the Agent in response to such a request, the Agent shall be under no obligation to sell any Placement Units and shall be entitled to suspend any further obligations under this Agreement pursuant to Section 4 or terminate this Agreement pursuant to Section 13. The Comfort Letter from the Partnership’s independent accountants shall be in a form and substance reasonably satisfactory to the Agent, (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

o.    Market Activities. The Partnership will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of Series B Preferred Units or (ii) sell, bid for, or purchase Series B Preferred Units in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Units other than the Agent.

p.    Investment Company Act. The Partnership will conduct its affairs in such a manner so as to reasonably ensure that neither it nor the Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

q.    No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Partnership and the Agent in its capacity as agent hereunder pursuant to Section 23, neither the Agent nor the Partnership (including its agents and representatives, other than the Agent in their capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Units hereunder.

r.    Sarbanes-Oxley Act. The Partnership Entities will use their best efforts to comply with all effective applicable provisions of the Sarbanes Oxley Act.

8.    Representations and Covenants of the Agent. Each Agent, severally and not jointly, represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Units will be offered and sold, except such states in which such Agent is exempt from registration or such registration is not otherwise required. Each Agent shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Units will be offered and sold, except such states in which such Agent is exempt from registration or such registration is not otherwise required, during the term of this Agreement. Each Agent shall comply with all applicable laws and regulations, including but not limited to Regulation M, in connection with the transactions contemplated by this Agreement, including the issuance and sale through such Agent of the Placement Units.

9.    Payment of Expenses. The Partnership will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Free Writing Prospectus, in such number as the Agent shall deem reasonably necessary, (ii) the printing and delivery to the Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Units, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Units to the Agent, including any unit or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Units to the Agent, (iv) the reasonable fees and disbursements of the counsel, accountants and other advisors to the Partnership, (v) the fees and disbursements of counsel to the Agent incurred in connection with the transactions contemplated by this Agreement in an amount not to exceed $30,000 and up to $1,500 per quarter as long as this Agreement remains effective; (vi) the fees and expenses of the transfer agent and registrar for the Series B Preferred Units, (vii) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Units, and (viii) the fees and expenses incurred in connection with the listing of the Placement Units on the Exchange.

10.    Conditions to the Agent’s Obligations. The obligations of each Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Partnership herein, to the due performance by the Partnership of its obligations hereunder, to the completion by such Agent of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing satisfaction (or waiver by such Agent in its sole discretion) of the following additional conditions:

a.    Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of all Placement Units contemplated to be issued by any Placement Notice.

b.    No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Partnership of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Partnership of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Units for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that requires the making of any changes in the Registration Statement, the Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

c.    No Misstatement or Material Omission. Such Agent shall not have advised the Partnership that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in such Agent’s reasonable opinion is material, or omits to state a fact that in such Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

d.    Material Changes. Except as contemplated in the Prospectus, or disclosed in the Partnership’s reports filed with the Commission, there shall not have been any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Partnership’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Partnership’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of such Agent (without relieving the Partnership of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Units on the terms and in the manner contemplated in the Prospectus.

e.    Legal Opinions. Such Agent shall have received the opinions and negative assurances of Partnership Counsel, as applicable, required to be delivered pursuant Section 7(m) on or before the date on which such delivery of such opinions are required pursuant to Section 7(m).

f.    Comfort Letter. Such Agent shall have received the Comfort Letter required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such letter is required pursuant to Section 7(n).

g.    Representation Certificate. Such Agent shall have received the certificate required to be delivered pursuant to Section 7(1) on or before the date on which delivery of such certificate is required pursuant to Section 7(1).

h.    No Suspension. Trading in the Common Units or the Series B Preferred Units shall not have been suspended on the Exchange and neither the Common Units nor the Series B Preferred Units shall have been delisted from the Exchange.

i.    Other Materials. On each date on which the Partnership is required to deliver a certificate pursuant to Section 7(1), the Partnership shall have furnished to such Agent such appropriate further information, certificates and documents as such Agent may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Partnership will furnish such Agent with such conformed copies of such opinions, certificates, letters and other documents as such Agent shall reasonably request.

j.    Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

k.    Approval for Listing. The Placement Units shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Partnership shall have filed an application for listing of the Placement Units on the Exchange at, or prior to, the issuance of any Placement Notice.

l.    No Termination Event. There shall not have occurred any event that would permit such Agent to terminate this Agreement pursuant to Section 13(a).

11.    Indemnification and Contribution.

a.    Partnership Indemnification. The Partnership agrees to indemnify and hold harmless each Agent, its partners, members, directors, officers, employees and agents and each person, if any, who controls such Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Partnership, which consent shall not unreasonably be delayed or withheld; and

(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Partnership by such Agent expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

b.    Agent Indemnification. Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Partnership Parties, the directors of the General Partner, each of the officers of the General Partner who signed the Registration Statement, and each person, if any, who (i) controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Partnership against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 11(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to such Agent and furnished to the Partnership in writing by such Agent expressly for use therein.

c.    Procedure. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify as promptly as reasonably practicable each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission to so notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 11 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

d.    Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable from the Partnership or an Agent, the Partnership and such Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Partnership from persons other than such Agent, such as persons who control the Partnership within the meaning of the Securities Act or the Exchange Act, officers of the General Partner who signed the Registration Statement and directors of the General Partner, who also may be liable for contribution) to which the Partnership and an Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership on the one hand and such Agent on the other hand. The relative benefits received by the Partnership on the one hand and each Agent on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Units (before deducting expenses) received by the Partnership bear to the total compensation received by such Agent (before deducting expenses) from the sale of Placement Units on behalf of the Partnership. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Partnership, on the one hand, and such Agent, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or the applicable Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for the purpose of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(c) hereof. Notwithstanding the foregoing provisions of this Section 11(d), no Agent shall be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of each Agent, will have the same rights to contribution as that party, and each officer and director of the General Partner who signed the Registration Statement will have the same rights to contribution as the Partnership, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof.

12.    Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 11 of this Agreement and all representations and warranties of the Partnership herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of any Agent, any controlling persons, or the Partnership (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Units and payment therefor or (iii) any termination of this Agreement.

13.    Termination.

a.    The Agent may terminate this Agreement, by notice to the Partnership, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Placement Units or to enforce contracts for the sale of the Placement Units, (iii) if trading in the Preferred Units has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (iv) if any suspension of trading of any securities of the Partnership on any exchange or in the over-the-counter market shall have occurred and be continuing, (v) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (vi) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If the Agent elect to terminate this Agreement as provided in this Section 13(a), the Agent shall provide the required notice as specified in Section 14 (Notices).

b.    The Partnership shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 17 (Governing Law and Time; Waiver of Jury Trial) and Section 18 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

c.    The Agent shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 17 (Governing Law and Time; Waiver of Jury Trial) and Section 18 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

d.    Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Units through the Agent on the terms and subject to the conditions set forth herein except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 17 (Governing Law and Time; Waiver of Jury Trial) and Section 18 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

e.    This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 17 (Governing Law and Time; Waiver of Jury Trial) and Section 18 (Consent to Jurisdiction) shall remain in full force and effect. Upon termination of this Agreement, the Partnership shall not have any liability to the Agent for any discount, commission or other compensation with respect to any Placement Units not otherwise sold by the Agent under this Agreement.

f.    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Units, such Placement Units shall settle in accordance with the provisions of this Agreement.

14.    Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the applicable, shall be delivered to:

B. Riley FBR, Inc.

299 Park Avenue, 21st Floor

New York, NY 10171

Attention: General Counsel

Telephone: (212) 457-9947

Email: atmdesk@brileyfbr.com

with a copy to:

Morgan, Lewis & Bockius, LLP

1400 Page Mill Road

Palo Alto, CA 94304

Attention: Albert Lung

Telephone: (650) 843-7263

Email: albert.lung@morganlewis.com

and if to the Partnership, shall be delivered to:

Landmark Infrastructure Partners LP

400 Continental Blvd., Suite 500

P.O. Box 3429

El Segundo, CA 90245

Attention: George P. Doyle

Telephone: (310) 361-5790

Email: gdoyle@landmarkdividend.com

with a copy to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention: John M. Greer

Telephone: (713) 546-5400

Email: John.Greer@lw.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email, or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

15.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Partnership Parties and each Agent and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 11 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

16.    Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) and the letter agreement (entered into as of the date of this Agreement between the Partnership Parties and the Agent) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Partnership and each Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

17.    GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE PARTNERSHIP PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18.    CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN

CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

19.    Use of Information. No Agent may use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Partnership Parties.

20.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

21.    Effect of Headings. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

22.    Permitted Free Writing Prospectuses. The Partnership represents, warrants and agrees that, unless it obtains the prior consent of the Agent, and each Agent represents, warrants and agrees that, unless it obtains the prior consent of the Partnership Parties, it has not made and will not make any offer relating to the Placement Units that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agent or by the Partnership Parties, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 23 hereto are Permitted Free Writing Prospectuses.

23.    Absence of Fiduciary Relationship. The Partnership acknowledges and agrees that:

a.    each Agent is acting solely as agent in connection with the public offering of the Placement Units and in connection with each transaction contemplated by this

Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Partnership or any of its respective affiliates, unitholders (or other equity holders), creditors or employees or any other party, on the one hand, and any Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not an Agent has advised or is advising the Partnership on other matters, and no Agent has any obligation to the Partnership with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

b.    it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

c.    no Agent has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

d.    it is aware that each Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Partnership and no Agent has any obligation to disclose such interests and transactions to the Partnership by virtue of any fiduciary, advisory or agency relationship or otherwise; and

e.    it waives, to the fullest extent permitted by law, any claims they may have against any Agent for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Units under this Agreement and agrees that no Agent shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Partnership, employees or creditors of the Partnership, other than in respect of such Agent’s obligations under this Agreement and to keep information provided by the Partnership to such Agent and such Agent’s counsel confidential to the extent not otherwise publicly-available.

24.    Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Placement Units pursuant to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Units that (i) is required to be filed with the Commission by the Partnership, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Units or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g) under the Securities Act.

“Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

[Remainder of the page intentionally left blank]

If the foregoing correctly sets forth the understanding between the Partnership and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Partnership and the Agent.

Very truly yours,

LANDMARK INFRASTRUCTURE PARTNERS LP

By:	Landmark Infrastructure Partners GP LLC, its General Partner

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer and Treasurer

LANDMARK INFRASTRUCTURE PARTNERS GP LLC

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer and Treasurer

LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer and Treasurer

LANDMARK INFRASTRUCTURE INC.

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer and Treasurer

Signature Page to At-the-Market Issuance Sales Agreement (Preferred Units)

CONFIRMED AND ACCEPTED as of the date first-above written:

B. RILEY FBR, INC.

By: /s/ Patrice McNicoll
Name: Patrice McNicoll
Title: Co-Head of Investment Banking

Signature Page to At-the-Market Issuance Sales Agreement (Series B Preferred Units)

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	Landmark Infrastructure Partners LP

To:	[ ]

Attention:	[ ]

Subject:	At-the-Market Issuance—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the At-the-Market Issuance Sales Agreement between Landmark Infrastructure Partners LP, a Delaware limited partnership (the “Partnership”), Landmark Infrastructure Partners GP LLC, a Delaware limited liability company and the sole general partner of the Partnership, Landmark Infrastructure Operating Company LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership, and B. Riley FBR, Inc., dated February 28, 2020, the Partnership hereby requests that [_____] sell up to [_______] of the Partnership’s Series B Preferred Units, at a minimum market price of $[____]1 per Preferred Unit, during the time period beginning [month, day, time] and ending [month, day, time].

[1]	Minimum market price shall be no less than $25.00 per Preferred Unit.

SCHEDULE 2

Compensation

The Partnership shall pay to the Agent in cash, upon each sale of Placement Units pursuant to this Agreement, an amount of up to 3.0% of the gross proceeds from each sale of Placement Units, as agreed to by such Agent and the Partnership from time to time.

SCHEDULE 3

Notice Parties

The Partnership

George Doyle	gdoyle@landmarkdividend.com

Arthur P. Brazy, Jr.	tbrazy@landmarkdividend.com

B. Riley FBR, Inc.

Seth Appel	sappel@brileyfbr.com

Patrice McNicoll	pmcnicoll@brileyfbr.com

Keith Pompliano	kpompliano@brileyfbr.com

with a copy to atmdesk@brileyfbr.com

SCHEDULE 4

Subsidiaries

2019-1 Co Guarantor LLC

2019-1 TRS LLC

Beam Sign Pty Ltd

Big Bertha Pty Ltd

Landmark Acquisitions ULC

Landmark Canada Holding Company LTD

Landmark Infrastructure Asset Opco LLC

Landmark Infrastructure Opco-R LLC

Landmark PR Acquisition Company LLC

LD Acquisition Company LLC

LD Acquisition Company 2 LLC

LD Acquisition Company 5 LLC

LD Acquisition Company 6 LLC

LD Acquisition Company 7 LLC

LD Acquisition Company 8 LLC

LD Acquisition Company 9 LLC

LD Acquisition Company 10 LLC

LD Acquisition Company 11 LLC

LD Acquisition Company 12 LLC

LD FG Telecom LLC

LD FlexGrid Dallas LLC

LDC Asset OpCo Pty Ltd

LDC Opco Acquisition Company Pty LTD

LDC Opco Holding Company Pty Ltd

LD Tall Wall II LLC

LD Tall Wall III LLC

LD Sixth Street LLC

LMRK Guarantor Co. LLC

LMRK Guarantor Co. 2 LLC

LMRK Issuer Co. LLC

LMRK Issuer Co. 2 LLC

LMRK PropCo LLC

LMRK PropCo 3 LLC

McCrary Holdings I, LLC

MD7 Funding One, LLC

MD7 Capital Three, LLC

Verus Management Two, LLC

SCHEDULE 5

Baby REIT Subsidiaries

Landmark Infrastructure REITCO LLC

Landmark Infrastructure REITCO II LLC

Landmark Infrastructure REITCO III LLC

LD Tall Wall I LLC

LMRK Guarantor Co SO LLC

LMRK PropCo SO LLC

RE Astoria LandCo LLC

RE Garland LandCo LLC

RE Garland A LandCo LLC

RE Mustang LandCo LLC

RE SO LandCo LLC

SCHEDULE 6

GWR GP and GWR LP Subsidiaries

Faithful Max 312 Ltd.

Great West Road Partners LP

GWR Holdings Gmbh & Co. KG

GWR Management Gmbh

GWR PP Holdings Limited (Holdco)

GWR Property Co Ltd.

LDW (1053 GWR) Ltd.

LDW Holdco 1 Ltd.

Poster Property Limited (Popco)

EXHIBIT 7(1)

Form of Representation Date Certificate

This Representation Date Certificate (this “Certificate”) is executed and delivered in connection with Section 7(1) of the At-the-Market Issuance Sales Agreement (the “Agreement”), between Landmark Infrastructure Partners LP, a Delaware limited partnership (the “Partnership”), Landmark Infrastructure Partners GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Landmark Infrastructure, Inc., a Delaware corporation, Landmark Infrastructure Operating Company LLC, a Delaware limited liability company, and B. Riley FBR, Inc., dated February 28, 2020. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

Each of the undersigned hereby certifies, in his capacity as an officer of the General Partner, as follows:

1.    As of the date of this Certificate (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) neither the Registration Statement nor the Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading for (i) and (ii) of this paragraph 1 to be true.

2.    Each of the representations and warranties of the Partnership Parties contained in the Agreement were, when originally made, and are, as of the date of this Certificate, true and correct in all material respects, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date.

3.    Except as waived by the Agent in writing, each of the covenants required to be performed by the Partnership in the Agreement on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Partnership on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement has been duly, timely and fully complied with in all material respects.

4.    Subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus, including Incorporated Documents, there has been no Material Adverse Effect.

5.    No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and, to the Partnership’s knowledge, no proceedings for that purpose have been instituted or are pending or threatened by any securities or other governmental authority (including, without limitation, the Commission).

6.    No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Placement Units under the securities or Blue Sky laws of any jurisdiction are in effect and no proceeding for such purpose is pending before, or threatened, to the Partnership’s knowledge or in writing by, any securities or other governmental authority (including, without limitation, the Commission).

7.    Latham & Watkins LLP is entitled to rely on this certificate in connection with the opinion that such firm is rendering pursuant to Section 7(m) of the Agreement.

The undersigned has executed this Officer’s Certificate as of the date first written above.

Landmark Infrastructure Partners LP

By: Landmark Infrastructure Partners GP LLC, its general partner

By:
Name:
Title:

EXHIBIT 7(m)(i)

Form of Legal Opinion — Latham & Watkins LLP

1.

The Partnership is a limited partnership under the Delaware LP Act with limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Partnership is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth opposite its name on Exhibit A hereto.

2.

The General Partner is a limited liability company under the Delaware LLC Act with limited liability company power and authority to own its properties, to conduct its business and to act as the general partner of the Partnership as described in the Registration Statement and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the General Partner is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth opposite its name on Exhibit A hereto.

3.

Landmark Infrastructure is a corporation under the DGCL with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that Landmark Infrastructure is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth opposite its name on Exhibit A hereto.

4.

Operating LLC is a limited liability company under the Delaware LLC Act with limited liability company power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that Operating LLC is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth opposite its name on Exhibit A hereto.

5.

The Placement Units to be issued and sold by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by all necessary limited partnership action of the Partnership and, when the Placement Units have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and issued to and paid for by you in accordance with the terms of this Agreement, will be validly issued and free of preemptive rights arising under the Delaware LP Act or from the Partnership Organizational Documents. Under the Delaware LP Act and the Partnership Agreement, purchasers of the Placement Units will have no obligation to make further payments for their purchase of the Placement Units or contributions to the Partnership solely by reason of their ownership of the Placement Units or their status as limited partners of the Partnership and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

6.

The execution, delivery and performance of this Agreement by each of the Partnership Parties have been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of each of the Partnership Parties; and this Agreement has been duly executed and delivered by each of the Partnership Parties.

7.

The execution and delivery of this Agreement by each of the Partnership Parties and the issuance and sale of the Placement Units by the Partnership to you pursuant to this Agreement do not on the date hereof:

a.	violate the Organizational Documents of any of the Partnership Entities; or

b.	result in the breach of or a default under any of the Specified Agreements; or

c.	violate any federal, California or New York statute, rule or regulation applicable to the Partnership Entities or the Delaware LP Act or the Delaware LLC Act; or

d.

require any consents, approvals, or authorizations to be obtained by the Partnership Entities from, or any registrations, declarations or filings to be made by the Partnership Entities with, any governmental authority under any federal, California or New York statute, rule or regulation applicable to the Partnership Entities or the Delaware LP Act, the Delaware LLC Act or the DGCL on or prior to the date hereof that have not been obtained or made.

8.

The statements in the Registration Statement and the Prospectus under the captions “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” “Description of the Preferred Units” and “Our Partnership Agreement,” insofar as they purport to constitute a summary of the terms of the Common Units or the Preferred Units are accurate summaries in all material respects.

9.

The statements in the Prospectus under the captions “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “The Partnership Agreement” and “Investment in Landmark Infrastructure Partners LP by Employee Benefit Plans,” insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal laws or the Delaware LP Act or the Delaware LLC Act referred to therein, are an accurate description or summary in all material respects.

10.

The Partnership is not, and immediately after giving effect to the sale of the Placement Units in accordance with this Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

11.

With your consent, based solely upon a review on the date hereof of the Partnership Organizational Documents, certain minutes of meetings, certain resolutions of the board of directors of the General Partner (the “Board of Directors”) and the

Partnership Register (as defined in the Partnership Agreement), the General Partner is the sole general partner of the Partnership, and the General Partner Interest and all of the outstanding IDRs of the Partnership (together, the “GP Ownership Interests”) are owned of record by the General Partner. The issuance and sale of the GP Ownership Interests have been duly authorized by all necessary limited partnership action of the Partnership, and such GP Ownership Interests have been validly issued in accordance with the Partnership Agreement. Under the Delaware LP Act, the General Partner will have no obligation to make further payments for its ownership of the IDRs or contributions to the Partnership solely by reason of its ownership of the IDRs. With your consent, based solely upon a review of the lien searches dated February 27, 2020 attached as an exhibit to this opinion (the “Lien Search”), we confirm that the GP Ownership Interests are free and clear of Liens other than those (i) created by or arising under the Delaware LP Act or the Partnership Agreement, (ii) arising under the Landmark Credit Facility or (iii) restrictions on transferability or other Liens described in the Registration Statement and the Prospectus.

12.

The Registration Statement has become effective under the Securities Act. With your consent, based solely on a review of a list of stop orders on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml at 4:00 P.M. Eastern Time on February 28, 2020, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated by the Commission. The Prospectus has been filed in accordance with Rule 424(b) and 430B under the Securities Act.

13.

The Registration Statement at February 28, 2020, including the information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

14.

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement and the Prospectus, our opinion that is filed as an exhibit to the current report on Form 8-K of the Partnership dated on or about February 28, 2020 is confirmed, and you may rely upon such opinion as if it were addressed to you.

EXHIBIT 7(m)(ii)

Form of Legal Opinion — Morris, Nichols, Arsht & Tunnell LLP

1. The Partnership Agreement constitutes a valid and binding agreement of the General Partner and Landmark, and is enforceable against the General Partner and Landmark, in accordance with its terms.

2. The GP Agreement constitutes a valid and binding agreement of Landmark, and is enforceable against Landmark, in accordance with its terms.

3. The Operating LLC Agreement constitutes a valid and binding agreement of the Partnership and is enforceable against the Partnership, in accordance with its terms.

EXHIBIT 23

Permitted Issuer Free Writing Prospectuses

None